Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer Bond Fund:


As independent public accountants, we hereby consent to the use of our reports on Pioneer Bond Fund dated August 7, 1998 and February 12, 1999 (and to all references to our firm) included in or made a part of Pioneer Bond Fund's Post-Effective Amendment No. 28 and Amendment No. 27 to Registration Statement File Nos. 2-62436 and 811-02864, respectively.


                                                /s/ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP




Boston, Massachusetts
May 13, 1999